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                                                                  Exhibit 5.1

          [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                 November 30, 2000


Board of Directors
Wattage Monitor, Inc.
1100 Kietzke Lane
Reno, Nevada 89502


     Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We have acted as counsel to Wattage Monitor, Inc. a Nevada corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of the offering and sale by the stockholders of the Company named in the section entitled "Selling Stockholders" in the registration statement (the "Selling Stockholders") of up to 30,704,646 shares (the "Selling Stockholder Shares") of the Company's common stock, $.01 par value per share (the "Common Stock").

     We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

     Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. The shares of Common Stock being offered by the Selling Stockholders, except for those shares of Common Stock being offered by WPG Software Fund, L.P. ("WPG Software"), WPG Raytheon Software Fund, L.P. ("WPG Raytheon"), WPG Institutional Software Fund, L.P. ("WPG Institutional") and PurchasePro.com, Inc. ("PPRO"), have been duly


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November 30, 2000
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     and validly authorized when the Registration Statement shall have become effective, and when the shares of Common Stock being offered by the Selling Stockholders pursuant thereto have been sold for good and valuable consideration upon the terms and conditions described in the Registration Statement, such Common Stock shall be duly authorized and validly issued, fully paid and non-assessable.

2. The shares of Common Stock being offered by WPG Software, WPG Raytheon, WPG Institutional and PPRO shall be duly and validly authorized upon payment by WPG Software, WPG Raytheon, WPG Institutional and PPRO for such shares and, when the Registration Statement shall have become effective, and when the shares of Common Stock being offered by WPG Software, WPG Raytheon, WPG Institutional and PPRO pursuant thereto have been sold for good and valuable consideration upon the terms and conditions described in the Registration Statement, such Common Stock shall be duly authorized and validly issued, fully paid and non-assessable.

     The opinions and other matters in this letter are qualified in their entirety and subject to the following:

     A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of Delaware. We assume, contrary to fact, that the Company is a Delaware corporation.

     B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

     Please be advised that one of the partners of this Firm may be deemed to be the beneficial owner of 3,000 shares of common stock and options to purchase 10,000 shares of common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.


                                     Very truly yours,


                                     AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.